UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 26, 2022
FactSet Research Systems Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11869	13-3362547
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

45 Glover Avenue
Norwalk, Connecticut 06850
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (203) 810-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	FDS	New York Stock Exchange LLC
The Nasdaq Stock Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 26, 2022, FactSet Research Systems Inc. (the “Company” or “FactSet”) and Gene D. Fernandez entered into a Separation Agreement and General Release of Claims (the “Agreement”). Mr. Fernandez will remain in his current position as FactSet’s Chief Technology and Content Officer until the earlier of August 31, 2022, or the appointment of his successor, will participate in an orderly transition of duties and will remain an employee of FactSet until his effective termination date of November 30, 2022 (the “Date of Termination”).

In exchange for fulfilling these obligations to the Company, Mr. Fernandez will receive the following under the terms of the Agreement: (a) a one-time cash payment of approximately $950,000, representing one year’s base salary, his fiscal year 2022 target bonus and a pro-rated portion of his fiscal year 2023 target bonus; (b) the accelerated vesting on the Date of Termination of the next tranche of stock options to vest pursuant to grants made to Mr. Fernandez in November 2018, 2019, 2020 and 2021, which stock options will be exercisable for ninety days following the Date of Termination; (c) the settlement of certain performance share units (“PSUs”) granted to Mr. Fernandez in November 2020 and November 2021, representing a pro rata portion of the PSUs granted based on length of service between the grant date and the Termination Date, subject to achievement of the Company goals set out in the terms of such PSUs, in November 2023 and November 2024, respectively; (d) reimbursement by the Company of the cost of Mr. Fernandez’s premiums for continued coverage under the Company’s group health plan at the current level of coverage as of the Date of Termination, for a period of 12 months from the Date of Termination, for an approximate total amount of $25,700; and (e) reasonable outplacement assistance with a firm determined by the Company for up to one year following the Date of Termination (or, if earlier, the date Mr. Fernandez commences employment with a subsequent employer), up to a maximum of $25,000. In addition, the Agreement provides for a release of claims by Mr. Fernandez and the Company and other terms and conditions customary for agreements of this nature. These terms are substantially consistent with the terms of the Company's Executive Severance Plan and the equity award letter agreement for Mr. Fernandez (among others) which became effective on March 1, 2020.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the Agreement, a copy of which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2022.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FACTSET RESEARCH SYSTEMS INC. (Registrant)

April 27, 2022	By:	/s/ LINDA S. HUBER
Linda S. Huber Executive Vice President, Chief Financial Officer (Principal Financial Officer)